Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS SECOND QUARTER 2017 RESULTS

 RevPAR Increased 1.9 percent; Company Reports Fourth Consecutive Quarter of Market Share Gains

IRVING, Texas (August 7, 2017) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported results for the quarter ended June 30, 2017.

Second Quarter 2017 Highlights

•

Grew system-wide comparable RevPAR 1.9 percent and increased franchise and other fee-based revenue 7.9 percent; Excluding the impact of the owned hotels undergoing significant renovation as part of the repositioning effort, RevPAR grew 3 percent

•	Increased RevPAR Index by 285 bps, the fourth consecutive quarter of accelerating market share growth

•	Opened five franchised hotels, totaling approximately 450 rooms, including downtown locations in Memphis, Tennessee and Baltimore, Maryland

•	Invested over $40 million supporting the Company’s owned hotel repositioning strategy, completing 10 projects, including a multi-million dollar refresh of the flagship Chicago downtown location

•

Increased franchise pipeline to 250 hotels, representing approximately 23,500 additional rooms, and continued to expand the brand’s footprint with 20 new franchise agreements including locations in Indiana, North Carolina, and Tennessee

•	Continued to generate strong cash flow

•	Reported Net Income of $16.8 million and Adjusted Net Income of $20.4 million; Net Income per Share was $0.14 and Adjusted Earnings per Share was $0.17

Overview

“La Quinta delivered solid performance again this quarter as we grew RevPAR and continued to see significant improvement in our guest satisfaction scores, which led us to our fourth consecutive quarter of market share growth,” said Keith A. Cline, President and Chief Executive Officer of La Quinta. We completed 10 projects in our repositioning program late in the second quarter and we are encouraged by the early positive response from our guests. We also added to a strong pipeline that will allow us to further expand our reach into new markets and take advantage of our unique growth opportunity in the industry.”

Mr. Cline continued, “Last month our subsidiary, CorePoint Lodging Inc., filed its Form 10, which is an important step toward separating our real estate business from our franchise and management businesses. We believe this separation will allow us to take advantage of growth opportunities by allowing each entity to operate independently and generate long term value for La Quinta’s shareholders.”

Financial Overview

For the second quarter of 2017, the Company grew system-wide comparable RevPAR 1.9 percent over the same period of 2016, driven by 3.0 percent growth in its franchise locations and 0.6 percent growth in its owned hotels. Excluding the impact of the owned hotels undergoing significant renovation as part of the repositioning effort, system-wide comparable RevPAR increased 3 percent in the second quarter. The Company grew franchise and other fee-based revenue 7.9 percent in the second quarter of 2017 over the prior year period and reported its fourth consecutive quarter of market share growth, as evidenced by a 285 basis point improvement in RevPAR index over the prior year period.

For the second quarter of 2017, the Company reported net income of $16.8 million and adjusted net income of $20.4 million.  Net Income per Share was $0.14 and Adjusted Earnings per Share was $0.17.

Total Adjusted EBITDA for the second quarter of 2017 was $100.9 million.  Total Adjusted EBITDA for the second quarter of 2017 as compared to the prior year quarter was affected by the sale of owned hotels in 2016 and early 2017.  These hotels contributed revenues of approximately $9.7 million and total Adjusted EBITDA of approximately $3.5 million in the second quarter of 2016, which did not recur in 2017.  Total Adjusted EBITDA was also impacted, in large part, by competitive wage pressures and increased labor investments at the Company’s owned hotels, as well as an elevated presence of third-party booking agents in its channel mix as compared to the prior year, and lower insurance expenses at the owned hotels.

The Company’s system-wide portfolio, as of June 30, 2017, is located across 48 states in the U.S., as well as in Canada, Mexico, Honduras and Colombia. The portfolio includes:

	June 30, 2017		June 30, 2016
	# of hotels	# of rooms	# of hotels	# of rooms
Owned (1)	318	40,700	335	42,700
Joint Venture	1	200	1	200
Franchised(2)	570	46,600	553	45,000
Totals	889	87,500	889	87,900

(1)	As of June 30, 2017 and 2016, Owned included three hotels (400 rooms) and 13 hotels (1,500 rooms), respectively, designated as assets held for sale, which are subject to definitive purchase agreements
(2)

As of June 30, 2017 and 2016, Franchised included four hotels (500 rooms) and three hotels (400 rooms), respectively, under temporary franchise agreements related to formerly owned hotels which are in the process of leaving the system

The results of operations for the Company for the three months ended June 30, 2017 and 2016 include the following highlights  ($ in thousands, except per share amounts):

	Three Months Ended June 30,
	2017 (1)	2016 (1)	% Change
Total Revenue	$263,437	$269,555	-2.3%
Franchise and Management Segment Adj. EBITDA	31,430	30,900	1.7%
Owned Hotels Segment Adj. EBITDA	80,939	83,239	-2.8%
Total Adj. EBITDA	100,905	105,411	-4.3%
Total Adj. EBITDA margin	38.3%	39.1%
Operating Income	49,778	40,485	23.0%
Operating Income Margin	18.9%	15.0%
Adj. Operating Income	55,738	55,980	-0.4%
Adj. Operating Income Margin	21.2%	20.8%

(1)	2016 results include approximately $9.7 million of total revenues and approximately $3.5 million of total Adjusted EBITDA from hotels sold in 2016 and 2017

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016		% Change
	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS
Net Income Attributable to La Quinta Holdings’ stockholders	$16,786	$0.14	$14,849	$0.13	13.0%	7.7%
Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$20,362	$0.17	$24,146	$0.21	-15.7%	-19.0%

The results of operations for the Company for the six months ended June 30, 2017 and 2016 include the following highlights ($ in thousands, except per share amounts):

	Six Months Ended June 30,
	2017 (1)	2016 (1)	% Change
Total Revenue	$497,709	$511,326	-2.7%
Franchise and Management Segment Adj. EBITDA	58,144	57,120	1.8%
Owned Hotels Segment Adj. EBITDA	139,660	151,492	-7.8%
Total Adj. EBITDA	172,855	189,708	-8.9%
Total Adj. EBITDA margin	34.7%	37.1%
Operating Income (Loss)	73,750	(5,035)	NM	(2)
Operating Income Margin	14.8%	-1.0%
Adj. Operating Income	84,541	93,803	-9.9%
Adj. Operating Income Margin	17.0%	18.3%

(1)	2016 results include approximately $19 million of total revenues and approximately $6 million of total Adjusted EBITDA from hotels sold in 2016 and 2017
(2)	Change in terms of percentage is not meaningful

	Six Months Ended		Six Months Ended
	June 30, 2017		June 30, 2016		% Change
	Net Income	Basic and Diluted EPS	Net (Loss) Income	Basic and Diluted EPS	Net (Loss) Income		Basic and Diluted EPS
Net Income (Loss) Attributable to La Quinta Holdings' stockholders	$18,375	$0.16	$(23,926)	$(0.20)	NM	(1)	NM	(1)
Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$24,850	$0.21	$35,377	$0.29	-29.8%		-27.6%

(1)	Change in terms of percentage is not meaningful.
Comparable hotel statistics	Three Months Ended June 30, 2017	Variance Three Months Ended June 30, 2017 vs. 2016		Six Months Ended June 30, 2017	Variance Six Months Ended June 30, 2017 vs. 2016
Owned hotels
Occupancy	69.1%	-66	bps	66.1%	-44	bps
ADR	$86.42	1.6%		$86.30	1.4%
RevPAR	$59.68	0.6%		$57.02	0.8%
Franchised hotels
Occupancy	72.0%	98	bps	67.6%	161	bps
ADR	$96.79	1.6%		$93.23	1.3%
RevPAR	$69.68	3.0%		$63.05	3.8%
System-wide
Occupancy	70.5%	16	bps	66.8%	59	bps
ADR	$91.72	1.7%		$89.81	1.4%
RevPAR	$64.70	1.9%		$60.04	2.3%

	Three Months Ended June 30, 2017	Variance three months ended June 30, 2017 vs. 2016	Six Months Ended June 30, 2017	Variance Six Months Ended June 30, 2017 vs. 2016
RevPAR Index(1)	96.7%	285 bps	95.9%	241 bps

(1)	Information based on the STR competitive set of hotels existing as of June 30, 2017.

Development

During the second quarter of 2017, the Company opened a total of five franchised hotels (approximately 450 rooms) and terminated five franchised hotels, resulting in a number of franchise hotels at the end of the second quarter consistent with that at the end of the first quarter.  The elevated level of franchise terminations was in keeping with the Company’s overall strategy to drive consistency in its product. As of June 30, 2017 the Company had a pipeline of 250 franchised hotels totaling approximately 23,500 rooms, to be located in the United States, Mexico, Colombia, Nicaragua, Guatemala, Chile, and El Salvador.

Owned Hotel Portfolio

As of June 30, 2017, the Company had three hotels held for sale. In addition, during the second quarter, construction progressed on the portfolio of approximately 50 owned hotels which the Company believes have the opportunity to be repositioned upward within their markets in order to drive enhanced guest experience and revenue growth. Late in the second quarter, several of these hotels emerged from construction and are currently being reintroduced to their markets as being significantly improved.

Balance Sheet and Liquidity

As of June 30, 2017, the Company had approximately $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.4%, including the impact of an interest rate swap.  Total cash and cash equivalents was $162.0 million as of June 30, 2017.

Outlook

Based upon management’s current estimates, the Company is reaffirming its guidance for the full year 2017:

Guidance
RevPAR growth on a system-wide comparable hotel basis	0.0 percent to 2.0 percent
Adjusted EBITDA	$320 million to $340 million

Please see the schedules to this press release for a reconciliation of Adjusted EBITDA to Adjusted Net Income (Loss) Attributable to La Quinta Holdings’ stockholders.  A reconciliation of Adjusted EBITDA to the closest GAAP financial measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to impairment charges, gains or losses on sales of assets, and other non-recurring items excluded from these non-GAAP financial measures.  For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss second quarter 2017 results on Tuesday, August 8, 2017 at 8:30 a.m. Eastern Time. Participants may listen to the live webcast by dialing (844) 395-9252, or (478) 219-0505 for international participants, and enter passcode 60140514 or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

The replay of the call will be available from approximately 2:00 p.m. Eastern Time on August 8, 2017 through midnight Eastern Time on August 15, 2017. To access the replay, the domestic dial-in number is (855) 859-2056, the international dial-in number is (404) 537-3406, and the passcode is 60140514. The archive of the webcast will be available on the Company's website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the outcome of the Company’s strategic initiatives and the potential separation of its businesses and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,”

“projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Adjusted Earnings Per Share. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures for historical periods.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 885 properties representing approximately 87,500 rooms located in 48 states in the U.S., and in Canada, Mexico, Honduras and Colombia. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ Hotel™ brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations Media

Kristin HaysTeresa Ferguson

214-492-6896214-492-6937

investor.relations@laquinta.com Teresa.Ferguson@laquinta.com

LA QUINTA HOLDINGS INC.

BALANCE SHEETS

(in thousands, except share data)

	June 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$161,962	$160,596
Accounts receivable, net of allowance for doubtful accounts of $4,296 and $4,022	44,448	45,337
Assets held for sale	9,048	29,544
Other current assets	19,548	9,943
Total Current Assets	235,006	245,420
Property and equipment, net of accumulated depreciation	2,501,624	2,456,780
Intangible assets, net of accumulated amortization	176,492	177,002
Other non-current assets	15,492	13,321
Total Non-Current Assets	2,693,608	2,647,103
Total Assets	$2,928,614	$2,892,523
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$17,514	$17,514
Accounts payable	43,523	38,130
Accrued expenses and other liabilities	66,168	64,581
Accrued payroll and employee benefits	41,426	38,467
Accrued real estate taxes	17,912	21,400
Total Current Liabilities	186,543	180,092
Long-term debt	1,676,421	1,682,436
Other long-term liabilities	27,847	29,130
Deferred tax liabilities	352,382	343,028
Total Liabilities	2,243,193	2,234,686
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value; 100,000,000 shares authorized and none outstanding as of June 30, 2017 and December 31, 2016	—	—
Common Stock, $0.01 par value; 2,000,000,000 shares authorized at June 30, 2017 and December 31, 2016; 132,476,942 shares issued and 117,462,590 shares outstanding as of June 30, 2017 and 131,750,715 shares issued and 116,790,470 shares outstanding as of December 31, 2016	1,325	1,318
Additional paid-in-capital	1,173,957	1,165,651
Accumulated deficit	(277,631)	(296,006)
Treasury stock at cost, 15,014,352 shares at June 30, 2017 and 14,960,245 shares at December 31, 2016	(210,299)	(209,523)
Accumulated other comprehensive loss	(4,559)	(6,372)
Noncontrolling interests	2,628	2,769
Total Equity	685,421	657,837
Total Liabilities and Equity	$2,928,614	$2,892,523

LA QUINTA HOLDINGS INC.

STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
REVENUES:
Room revenues	$221,043	$229,868	$420,787	$439,341
Franchise and other fee-based revenues	30,175	27,978	54,153	50,170
Other hotel revenues	4,937	5,018	9,733	9,849
	256,155	262,864	484,673	499,360
Brand marketing fund revenues from franchised properties	7,282	6,691	13,036	11,966
Total Revenues	263,437	269,555	497,709	511,326
OPERATING EXPENSES:
Direct lodging expenses	104,454	103,578	204,788	202,490
Depreciation and amortization	36,416	36,628	72,456	74,925
General and administrative expenses	35,498	30,881	70,936	56,879
Other lodging and operating expenses	7,831	15,294	21,891	30,976
Marketing, promotional and other advertising expenses	22,178	20,503	40,714	40,287
Impairment loss	—	16,217	—	99,560
(Gain) loss on sales	—	(722)	138	(722)
	206,377	222,379	410,923	504,395
Brand marketing fund expenses from franchised properties	7,282	6,691	13,036	11,966
Total Operating Expenses	213,659	229,070	423,959	516,361
Operating Income (Loss)	49,778	40,485	73,750	(5,035)
OTHER INCOME (EXPENSES):
Interest expense, net	(20,253)	(20,286)	(40,233)	(40,592)
Other (expense) income	(69)	117	(93)	1,100
Total Other Expenses, net	(20,322)	(20,169)	(40,326)	(39,492)
Income (Loss) Before Income Taxes	29,456	20,316	33,424	(44,527)
Income tax (expense) benefit	(12,633)	(5,398)	(14,923)	20,721
NET INCOME (LOSS)	16,823	14,918	18,501	(23,806)
Less: net income attributable to noncontrolling interests	(37)	(69)	(126)	(120)
Net Income (Loss) Attributable to La Quinta Holdings’ Stockholders	$16,786	$14,849	$18,375	$(23,926)

RECONCILIATIONS

The tables below provide a reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss), a reconciliation of Adjusted Operating Income to Operating Income, a reconciliation of Adjusted Net Income and Adjusted Earnings Per Share to Net (Loss) Income and Earnings Per Share, and a reconciliation of Adjusted EBITDA to Adjusted Net Income with respect to the Company’s outlook. The Company believes this financial information provides meaningful supplemental information. The Company further believes the presentation of Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share provides meaningful information because it excludes the impact of certain special items and/or certain items that are not expected to have an ongoing effect on its operations. This represents how management views the business and reviews its operating performance. It is also used by management when publicly providing the business outlook.

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. The Company adjusts EBITDA when evaluating its performance because the Company believes that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, provides useful supplemental information to management and investors regarding its ongoing operating performance. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors about it and its financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in the Company’s industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net (loss) income, cash flow or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments, on its indebtedness;
•	EBITDA and Adjusted EBITDA do not reflect the Company’s tax expense or the cash requirements to pay its taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that the Company considers not to be indicative of its future operations;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in the Company’s industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

“Adjusted EBITDA margin” represents the ratio of Adjusted EBITDA to total revenues.

“Adjusted operating income (loss)” represents the Company’s reported operating income (loss), adjusted to exclude the impact of items not indicative of ongoing operating performance. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in the Company’s operating results.

“Adjusted Net Income” and “Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Adjusted Net Income and Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Operating income (loss)	$49,778	$40,485	$73,750	$(5,035)
Interest expense, net	(20,253)	(20,286)	(40,233)	(40,592)
Other (expense) income	(69)	117	(93)	1,100
Income tax (expense) benefit	(12,633)	(5,398)	(14,923)	20,721
Income from noncontrolling interest	(37)	(69)	(126)	(120)
Net Income (Loss) attributable to La Quinta Holdings’ Stockholders	16,786	14,849	18,375	(23,926)
Interest expense	20,464	20,325	40,572	40,689
Income tax expense (benefit)	12,633	5,398	14,923	(20,721)
Depreciation and amortization	36,758	36,871	73,015	75,396
Noncontrolling interest	37	69	126	120
EBITDA	86,678	77,512	147,011	71,558
Impairment loss	—	16,217	—	99,560
(Gain) loss on sales	—	(722)	138	(722)
(Gain) loss related to casualty disasters	(1,053)	690	(2,981)	21
Equity based compensation	4,356	4,620	8,299	7,110
Amortization of software service agreements	2,288	2,487	4,647	4,634
Other losses, net	8,636	4,607	15,741	7,547
Adjusted EBITDA	$100,905	$105,411	$172,855	$189,708

SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Revenues
Owned Hotels	$226,971	$236,364	$432,606	$451,919
Franchise and management	31,430	30,900	58,144	57,120
Segment revenues	258,401	267,264	490,750	509,039
Other fee-based revenues from franchised properties	7,282	6,691	13,036	11,966
Corporate and other	32,616	33,008	61,399	62,131
Intersegment elimination	(34,862)	(37,408)	(67,476)	(71,810)
Total revenues	$263,437	$269,555	$497,709	$511,326
Adjusted EBITDA
Owned Hotels	$80,939	$83,239	$139,660	$151,492
Franchise and management	31,430	30,900	58,144	57,120
Segment Adjusted EBITDA	112,369	114,139	197,804	208,612
Corporate and other	(11,464)	(8,728)	(24,949)	(18,904)
Total Adjusted EBITDA	$100,905	$105,411	$172,855	$189,708

ADJUSTED OPERATING INCOME NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Operating income (loss)	$49,778	$40,485	$73,750	$(5,035)
Impairment loss	—	16,217	—	99,560
Retention plan	3,014	—	5,564	—
Reorganization costs	2,946	—	5,089	—
Loss on sales	—	(722)	138	(722)
Adjusted operating income	$55,738	$55,980	$84,541	$93,803

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016

	Net Income	Basic and Diluted Earnings Per Share	Net Income	Basic and Diluted Earnings Per Share
Net Income attributable to La Quinta Holdings’ Stockholders	$16,786	$0.14	$14,849	$0.13
Impairment loss	—	—	16,217	0.14
Retention plan	3,014	0.03	—	—
Reorganization costs	2,946	0.03	—	—
Loss on sales	—	—	(722)	(0.01)
Tax impact of adjustments	(2,384)	(0.03)	(6,198)	(0.05)
Adjusted Net Income attributable to La Quinta Holdings’ Stockholders	$20,362	$0.17	$24,146	$0.21
Weighted average common shares outstanding, basic		115,985		117,280
Weighted average common shares outstanding, diluted		116,497		117,360

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016

	Net Income	Basic and Diluted Earnings Per Share	Net (Loss) Income	Basic and Diluted (Loss) Earnings Per Share
Net Income (Loss) attributable to La Quinta Holdings’ Stockholders	$18,375	$0.16	$(23,926)	$(0.20)
Impairment loss	—	—	99,560	0.83
Retention plan	5,564	0.05	—	—
Reorganization costs	5,089	0.04	—	—
Loss (gain) on sales	138	—	(722)	(0.01)
Tax impact of adjustments	(4,316)	(0.04)	(39,535)	(0.33)
Adjusted Net Income attributable to La Quinta Holdings’ Stockholders	$24,850	$0.21	$35,377	$0.29
Weighted average common shares outstanding, basic		115,961		120,448
Weighted average common shares outstanding, diluted		116,449		120,448

ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2017

(unaudited, in thousands)

	Year Ending December 31, 2017
	Low Case	High Case
Adjusted Net income attributable to La Quinta Holdings’ Stockholders (1)	$41,820	$53,820
Interest expense (2)	84,000	84,000
Income tax provision	27,880	35,880
Depreciation and amortization (3)	150,000	150,000
Noncontrolling interest	300	300
EBITDA	304,000	324,000
Share based compensation expense (4)	16,000	16,000
Adjusted EBITDA	$320,000	$340,000

(1)

This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to Adjusted Net income attributable to La Quinta Holdings’ stockholders that excludes the impact of certain items that are not expected to have an ongoing effect on the Company’s operations.

(2)

Includes interest expense for $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.3%, including the impact of an interest rate swap, commitment fees for the undrawn balance of the Company’s revolving credit facility, and amortization of deferred financing costs.

(3)	Includes the amortization of software service agreements.
(4)	Reflects equity based compensation expense.

LA QUINTA HOLDINGS INC.

CERTAIN DEFINED TERMS

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: were active and operating in the Company’s system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; except for (i) hotels that sustained substantial property damage or other business interruption, (ii) owned hotels that become subject to a purchase and sale agreement, or (iii) hotels in which comparable results are otherwise not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of the Company’s reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to the Company’s owned, franchised and managed hotel portfolios.